Exhibit 99.1

Xometry Announces Proposed $250 Million Offering of Convertible Senior Notes

ROCKVILLE, Md., January 31, 2022 (GLOBE NEWSWIRE) – Xometry, Inc. (“Xometry”) (XMTR), a leading digital marketplace for on-demand manufacturing, today announced its intent to offer, subject to market conditions and other factors, $250 million aggregate principal amount of Convertible Senior Notes due 2027 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Xometry also intends to grant the initial purchasers of the Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $37.5 million aggregate principal amount of Notes.

The Notes will be general unsecured obligations of Xometry and will accrue interest payable semiannually in arrears. Upon conversion, Xometry will pay or deliver, as the case may be, cash, shares of Xometry’s Class A common stock or a combination of cash and shares of Xometry’s Class A common stock, at its election. The interest rate, initial conversion rate and other terms of the Notes will be determined at the time of pricing of the Offering.

Xometry expects to use the net proceeds from the Offering for working capital and general corporate purposes and for acquisitions of, or strategic investments in, complementary businesses, products, services or technologies.

The Notes and shares of Xometry’s Class A common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains “forward-looking” statements that involve risks and uncertainties, including statements concerning the proposed terms of the Notes, the size of the proposed Offering of the Notes, and the anticipated use of the net proceeds from the Offering. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Such forward-

looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from Xometry’s plans, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”) from time to time, including our Quarterly Reports on Form 10-Q for the periods ended June 30, 2021 and September 30, 2021. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and Xometry disclaims any obligation to update any forward-looking statements, except as required by law.

About Xometry

Xometry (XMTR) powers the industries of today and tomorrow by connecting the people with big ideas to the manufacturers who can bring them to life. Xometry’s digital marketplace gives manufacturers the critical resources they need to grow their business while also making it easy for buyers at Fortune 1000 companies to tap into global manufacturing capacity.

Investor Contact:

Shawn Milne

VP Investor Relations

240-335-8132

shawn.milne@xometry.com

Press Contact:

Matthew Hutchison

415-583-2119

matthew.hutchison@xometry.com